SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): April 5, 2002



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)



          CAYMAN  ISLANDS                 333-75899             66-0587307

  (State or other jurisdiction of        (Commission        (I.R.S.  Employer
   incorporation or organization)        File Number)       Identification No.)




                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)



Registrant's telephone number, including area code: (713) 232-7500


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ITEM  9.    REGULATION  FD  DISCLOSURE.

     In accordance with Regulation FD, information is being furnished below in connection with presentations being made by officers of Transocean Sedco Forex Inc. (the "Company"):

     For the year ended December 31, 2001, the sources of the Company's revenue by asset type were: High-Specification Floaters (44 percent), Other Floaters (21 percent), International Jackups/Other (21 percent), U.S. Jackups/Submersibles (8 percent) and U.S. Barges (6 percent). For the year ended December 31, 2001, the sources of the Company's revenue by geographic location were: North America/Floaters (22 percent), Gulf of Mexico Shallow and Inland Water segment (14 percent), Africa (14 percent), South America (13 percent), U.K. North Sea
(13 percent), Norway (8 percent), Asia/Australia (8 percent), Middle East, India, Caspian Sea (5 percent) and Other (3 percent).

     The Company's current view of supply/demand balance for the Company's deepwater rigs is over supply in the Gulf of Mexico market segment, balance in the North Sea and Brazil market segments and under supply in the West Africa, Middle East and Southeast Asia market segments. The Company's current view of supply/demand balance for the Company's midwater rigs is over supply in the Gulf of Mexico, North Sea, West Africa and Southeast Asia market segments and balance in the Brazil market segment. The Company's current view of supply/demand balance for the Company's jackup rigs is over supply in the Gulf of Mexico market segment, balance in the North Sea and Brazil market segments and under supply in the West Africa, Middle East and Southeast Asia market segments.

     For the Company's International and U.S. Floater Contract Drilling Services segment, 62 percent of the fleet days in the year 2002 were committed as of March 28, 2002, and 38 percent were uncommitted. For the year 2003, 24 percent of the fleet days of this segment were committed as of March 28, 2002, and 76 percent were uncommitted. For the Company's Gulf of Mexico Shallow & Inland Water segment, 4 percent of the fleet days in the year 2002 were committed as of March 28, 2002, and 96 percent were uncommitted. For the year 2003, 100 percent of the fleet days of this segment were uncommitted as of March 28, 2002. A $5,000 change in the dayrate assumption associated with uncommitted fleet days in 2002 equates to an estimated $0.45 change in earnings per share.

     The Company has received total proceeds of approximately $240 million from asset sales since January 31, 2001.

     The statements described in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements to the effect that the Company or management "anticipates," "believes," "budgets," "estimates," "expects," "forecasts," "intends," "plans," "predicts," or "projects" a particular result or course of events, or that such result or


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course  of  events  "could,"  "might,"  "may"  or  "should"  occur,  and similar expressions, are also intended to identify forward-looking statements. Forward-looking statements described above include, but are not limited to, committed and uncommitted fleet days, changes to earnings per share resulting from a change in dayrate assumption and rig demand. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, demand for offshore and inland water rigs, competition and market conditions in the contract drilling industry, the Company's ability to successfully integrate the operations of acquired businesses, possible delay or cancellation of drilling contracts, work stoppages, the Company's ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), war, terrorism and cancellation or unavailability of insurance coverage, the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors discussed in the Company's Form 10-K for the year ended December 31, 2001 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TRANSOCEAN SEDCO FOREX INC.



Date:  April 5, 2002                        By:  /s/  JEAN  P.  CAHUZAC
                                               ---------------------------------
                                            Jean P. Cahuzac
                                            Executive Vice President, Operations


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